Exhibit 99.3

ACCREDITED HOME LENDERS HOLDING CO.

Special Meeting of Stockholders

[MONTH] [DAY], 2006

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Accredited Home Lenders Holding Co., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint-proxy statement and prospectus, each dated [Month] [Day], 2006, and, revoking all prior proxies, hereby appoints James A. Konrath and Joseph J. Lydon, and each of them, with the full power of substitution and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Accredited Home Lenders Holding Co. to be held at [Name of location], [Address], at          a.m., local time, on [Day of Week], [Month][Day], 2006, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy and described in the joint-proxy statement and prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS LISTED. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

ACCREDITED HOME LENDERS HOLDING CO.

                    ,     , 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯    Please detach along perforated line and mail in the envelope provided.     ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE ☒

1. To approve the issuance of shares of Accredited Home Lenders Holding Co., (“Accredited”) common stock in the merger of Aames Investment Corporation (“Aames”), a Maryland corporation, with and into AHL Acquisition, LLC (“Merger Sub”), a Maryland limited liability company, and wholly owned subsidiary of Accredited pursuant to the Agreement and Plan of Merger, dated as of May 24, 2006 by and among Aames, Accredited and Merger Sub.			2. To approve an amendment to Accredited’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 45,000,000 to 80,000,000, consisting of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposal described in Item 1.			4. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting

☐ FOR	☐ AGAINST	☐ ABSTAIN	☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated July     , 2006.

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE
ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF
MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to registered name(s) on the account may not be submitted via this method.

New Address: ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executive, administrator, attorney or guardian, give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.